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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   Form 8-K

                                CURRENT REPORT

        Pursuant to 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 18, 1995

Date of Earliest Event: June 30, 1995

                                                     Commission File: No. 1-2960

                            Newpark Resources, Inc.
            (Exact name of registrant as specified in its charter)

               Nevada                                          87-0158710
  (State or other jurisdiction of                           (I.R.S. Employer
   incorporation or organization)                          Identification No.)

    3850 N. Causeway, Suite 1770                                  70002
(Address of principal executive offices)                       (Zip Code)

                                (504) 838-8222
                        (Registrant's telephone number)

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Item 5. Other Events

  Effective June 30, 1995, Newpark Resources, Inc. (the "Company" or "Newpark") completed a new credit agreement with three banks led by Premier Bank N.A. that will provide the Company a total of $50 million in short-term and long-term financing.

  Of the total available under this new facility, $25 million will be utilized to refinance existing debt. The balance will be available for use in expansion of the Company's oil field waste processing capacity, further development of its site services in environmentally sensitive wetlands areas, to facilitate future expansion of the Company's services to other industrial waste markets and other corporate purposes.

Item 7. Exhibits

  (99) Other Events

      Credit Agreement by and among Newpark Resources, Inc., Soloco, Inc., Newpark Environmental Services, Inc., Newpark Shipholding Texas, Texas, L. P., Soloco Texas, L. P., Baton Mill, L. P., Newpark Environmental Water Services, Inc., Mallard and Mallard of La., Inc., Soloco, L. L. C., Newpark Texas,
L. L. C., Newpark Holdings, Inc., Hibernia National Bank, Bank One Texas,
N. A., and Premier Bank, National Association.


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SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         NEWPARK RESOURCES, INC.

                                         By:  /s/ Matthew W. Hardey
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                                            Matthew W. Hardey, Vice President of
                                            Finance and Chief Financial Officer

Dated:  July 18, 1995